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                                                                   Exhibit 10.10



                            MICRONICS COMPUTERS, INC.

                              CONSULTING AGREEMENT



        This Agreement is entered into on September 5, 1997, by and between Micronics Computers, Inc., a Delaware corporation ("Micronics"), and Shanker Munshani ("Munshani").

A. Munshani is an officer, director and employee of Micronics and has notified Micronics that he intends to terminate his relationship as an officer, director and employee.

B. The parties to this Agreement desire to terminate Munshani's Employment Agreement, dated March 14, 1997 (the "Employment Agreement"), to provide for a consulting arrangement acceptable to both, to preserve the goodwill which exists between them and to enter into a mutual general release.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows.

        1. STATUS AS OFFICER, DIRECTOR AND EMPLOYEE. Munshani and the Company hereby agree that Munshani's term as a director of the Company will terminate on September 7, 1997 and his term as an officer and employee of the Company will terminate on September 7, 1997 (the "Termination Date"). The parties agree that the Employment Agreement is hereby terminated and is replaced with this Agreement.

        2.     FUTURE CONSULTING RELATIONSHIP.

               2.1 CONSULTING AGREEMENT. Commencing on the Termination Date, Munshani will hold himself available to provide consulting services to Micronics until the close of business on June 14, 1998 (the "Consulting Period"). Consulting services will be provided during the Consulting Period, upon the request of Micronics, for no more than ten (10) hours per week (any period shorter than one week will include a proportionate number of hours) at such times and places as are mutually convenient to Munshani and Micronics. However, Munshani's services will be performed at times and places that do not reasonably conflict with Munshani's responsibilities to his then current employer. Munshani's duties as a consultant will be to perform management service and to help transition relationships and knowledge of Micronics' business directly to other representatives of Micronics identified by the Micronics Board of Directors.

                        2.1.1 Termination by Munshani. Munshani, in his sole discretion, may terminate this consulting arrangement prior to the end of the Consulting Period at any time upon giving the Company written notice.

                        2.1.2 Termination by the Company. The Company, in its sole discretion, may terminate this consulting arrangement prior to the end of the Consulting Period, but only for "Good Cause," by giving written notice of such termination to Munshani. "Good Cause" shall mean (a) habitual neglect or malfeasance of duty after 90 days notice during which



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                                                       Micronics Computers, Inc.
                                                            Consulting Agreement



Munshani shall have an opportunity to cure such defect, (b) dishonesty, (c) conviction of a felony, (d) failure to cure or cease repeated or a serious violation or violations of the Company's written rules, or of the directions of the Board of Directors of Micronics, after 90 days notice during which Munshani shall have an opportunity to cure such defect (e) repeated or a serious violation of the Company's Insider Trading Policy, or (f) material or repeated breach of this Agreement, or of the Proprietary Rights and Confidentiality Agreement, dated November 12, 1994, between the Company and Munshani (the "Confidentiality Agreement").

               2.2 INDEPENDENT CONTRACTOR. Munshani's services as a consultant will be performed as an independent contractor with the customary and usual independence associated therewith, and he will not be deemed an employee or agent of Micronics or have the authority to bind, or to enter into any contract on behalf of, Micronics, unless expressly authorized in writing to do so. In accordance with such status as a consultant, Munshani agrees to be responsible for payment of all income, social security and other taxes incurred in connection with payments to him under the consulting arrangement described under the provisions of this Section 2. However, Micronics will aid Munshani, at his request, in obtaining forms necessary to calculate the estimated tax and file the relevant tax estimate forms for federal and California tax purposes.

               2.3 CONSULTING COMPENSATION. In return for Munshani's availability and requested services, and while the Consulting Period continues, Micronics will pay to Munshani $19,166.67 on the 5th day of each calendar month commencing with October 5, 1997 (with any period shorter than one month to include a proportionate amount of the monthly compensation). Such amounts will be paid as earned and will be hand delivered or mailed on the payment date to Munshani at his address set forth on the signature page to this Agreement. No additional payments will be due for hours actually worked.

        3.     TRANSITIONAL PROVISIONS.

               3.1 EFFECTIVE DATE OF TERMINATION. Munshani acknowledges that his employment with Micronics terminates on the Termination Date. Except as set forth in Sections 1 and 2 of this Agreement, Munshani has no further obligation or right to provide services to Micronics and Micronics will have no further right or obligation to engage his services at any time in the future.

               3.2 COMPENSATION. Compensation earned by Munshani as an employee, officer and director, consisting of all salary and accrued but unused vacation pay through the Termination Date, is to be paid to him on or before the end of the day on September 10, 1997, subject to applicable payroll and tax withholding deductions.

               3.3 EXPENSES. If Munshani has personally incurred any reasonable and necessary business expenses on behalf of Micronics, such amounts will be reimbursed on or before September 10, 1997 against Munshani's delivery to Micronics of an expense reimbursement request, substantiated by receipts. Expenses incurred by Munshani during the Consulting Period must be pre-approved by Micronics.




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                                                       Micronics Computers, Inc.
                                                            Consulting Agreement



               3.4 BENEFITS; COBRA RIGHTS. Munshani's current employee benefits will continue to be provided by Micronics through the Termination Date. Medical or disability insurance coverage provided to Micronics employees generally will be continued for Munshani and his immediate family, under COBRA, and any life insurance coverage that is currently carried by Micronics for Munshani and that can be continued for a non-employee, until the Consulting Period expires or is terminated, at Micronics' expense. After that date, Micronics has a continuing obligation to make available to Munshani any medical or disability insurance coverage, at Munshani's expense, under policies Micronics carries for its employees generally.

               3.5 OPTIONS. Munshani has been granted five stock options for the purchase of shares of Micronics' Common Stock as follows:


          Date of Grant          Number of Shares            Exercise Price Per Share
          -------------          ----------------            ------------------------
            11/14/94                  50,000                           $4.75
            08/01/95                  50,000                           $4.00
            11/30/95                  50,000                           $3.375
            01/17/96                  50,000                           $3.375
            03/31/97                  75,000                           $2.4375

Since Munshani will continue to provide substantial services to the Company after the Termination Date, such options will continue to vest during the Consulting Period in accordance with their terms, but will terminate 30 days after termination or expiration of such period. Such options may be exercised, to the extent they are vested prior to the time they terminate; however Munshani understands that the exercise of any "Incentive Stock Option" that is exercised 90 days or more after the Termination Date will constitute the exercise of a "Non-qualified Stock Option" with different tax effects. Except for the options currently issued to Munshani that are described above, he has no right to purchase from Micronics, directly or indirectly, any Micronics capital stock and holds no option, warrant or other right to acquire any such capital stock.

               3.6 RETURN OF PROPERTY. As of the end of the Consulting Period, or sooner at the request of Micronics, Munshani represents and agrees that he will return to Micronics all credit cards, computer hardware, back-up tapes, computer listings, customer lists, supplier lists, financial information, office and other keys and all other tangible property or intangible property on a tangible media belonging to Micronics that are in his possession, custody or control and that Munshani has not relinquished, nor will relinquish, custody or control of any such property to any third party or parties.

               3.7 CONFIDENTIALITY; INSIDER TRADING POLICY. Munshani acknowledges that as an officer and employee of Micronics, Munshani has a fiduciary obligation to keep confidential and not use any confidential, trade secret or proprietary information of Micronics, except as necessary to perform his duties with Micronics. He also acknowledges that, except as permitted above, the terms of the Confidentiality Agreement that will be deemed a part of this Agreement, require him to continue to keep confidential and not use any such information he has received during his employment, or will receive while serving as a consultant, and to avoid certain unfair business practices, such as solicitation of Micronics' employees. The existence of this Agreement and its terms and conditions will be deemed the confidential information of Micronics.




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                                                       Micronics Computers, Inc.
                                                            Consulting Agreement



Finally, Munshani acknowledges that, Munshani is obligated to comply with the Company's Insider Trading Policy as in effect from time to time through the end of the Consulting Period.

               3.8 PRESERVATION OF RELATIONSHIP. In order to preserve the goodwill which currently exists among the parties to this Agreement, neither Munshani nor Micronics shall, in any way, directly or indirectly, publicly or privately, malign, denigrate or disparage the other, or any of the other's associates, employees or staff, and all parties shall respond to inquiries regarding Munshani's departure by indicating that Munshani left Micronics as his sole choice to pursue other interests in a mutually agreeable and amicable manner.

        4.     GENERAL RELEASE.

               4.1 GENERAL RELEASE. Micronics on the one hand, and Munshani on the other hand, on behalf of themselves, and their respective representatives, heirs, executors, attorneys, partners, officers, directors, agents, successors, assigns, shareholders and employees (collectively, "Affiliates"), hereby forever mutually release and discharge each other, and their respective Affiliates, of and from any and all causes of action, suits, debts, liens, agreements, liabilities, claims, demands, losses, damages, costs or expenses, including without limitation, court costs and attorneys' fees, that either may have against the other as of the date hereof, whether known or unknown. However nothing contained in this Section 4 shall release or terminate (a) the continuing obligations of the parties under that certain Indemnification Agreement dated November 4, 1994 between Micronics and Munshani, (b) the continuing obligations of Micronics and Munshani under the Confidentiality Agreement, (c) the consequences of any actions of Munshani that may constitute a misdemeanor or a felony nor (d) the continuing obligations of Micronics and Munshani under this Agreement.

               4.2 AGE DISCRIMINATION WAIVER. Munshani acknowledges that his release set forth in this Section 4 waives any rights he may have under the Age Discrimination in Employment Act of 1967 and related laws, that his release is knowing and voluntary, that he may take 21 days to consider this Agreement (which can be waived by earlier execution of this Agreement), and that he has been advised to consult with an attorney prior to executing this Agreement. Munshani further acknowledges that he understands he may revoke this Agreement within seven days after his execution of it and that the provisions in this Agreement, if not revoked in writing within the seven-day period, will be effective at the end of that time.

               4.3 EXTENT OF RELEASE. This release extends to claims which the parties do not know or suspect to exist in their favor, which if known by them would have materially affected their decision to enter into this release. Each of the parties acknowledges that he or it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In connection with this release, each of the parties expressly waives and relinquishes any right or benefit which he or it has or may have under Section 1542 of the Civil Code, or any other statute




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                                                       Micronics Computers, Inc.
                                                            Consulting Agreement



or legal principle with a similar effect. In connection with such waiver and relinquishment, the parties hereto acknowledge that, after executing this Agreement, they may discover claims or facts in addition to, or different from, those that they now know or believe to exist with respect to the subject matter of this mutual release, but that it is their intention to settle and release all of the claims, matters and differences known or unknown, suspected or unsuspected, which now may exist or previously may have existed between them, except as specifically provided in this Section 4. The releases given in this
Section 4 shall remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

        5.     GENERAL PROVISIONS.

                5.1 ARBITRATION. Munshani and the Company shall submit to binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the Rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of the arbitration will be borne equally by both parties; provided that each party will bear the fees and costs of its own legal counsel.

               5.2 CONSTRUCTION OF AGREEMENT. This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement has been negotiated by the parties hereto, and its language shall not be construed for or against any party due to any rule of construction, nor will the terms of this Agreement be deemed a precedent or practice, or continuation of any precedent or practice, respecting any officer, director or employee of Micronics.

                      (a) If any word, clause or provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted to cause such provision to be enforceable, to the extent possible in accordance with the intent of the parties of this Agreement. In such case, all other words, clauses or provisions of this Agreement shall be deemed valid and enforceable.

                      (b) The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                      (c) Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their permitted successors and assigns, any rights or remedies under, or by reason of, this Agreement.

               5.3 NOTICES. Any and all notices or other communications required or permitted by this Agreement to be given or delivered to any party hereto shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the U.S. Post Office, certified mail, return receipt requested, with postage and fees prepaid, addressed to the receiving




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                                                       Micronics Computers, Inc.
                                                            Consulting Agreement



party at such party's address shown below his or its signature below or at such other address as such party may hereafter designate by 10 days' advance written notice to the other party.

               5.4 ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement of the parties with respect to its subject matter. This Agreement supersedes and terminates any and all prior negotiations, correspondence, understandings, agreements, duties or obligations among the parties respecting such subject matter.

               5.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require performance of such provision or any other provision of this Agreement.

               5.6 SUCCESSOR AND ASSIGNS; ASSIGNMENT. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties to this Agreement, including, without limitation, any party to a merger or consolidation with Micronics. This Agreement may not be assigned by Munshani, without the prior written consent of Micronics, which consent shall not be unreasonably withheld or delayed.

               5.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding that body of law relating to conflict of laws.

               5.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


MICRONICS COMPUTERS, INC.



By:  /s/ William E. Shelander                         /s/ Shanker Munshani
   ----------------------------------------     -------------------------------
     Wm. E. Shelander, Authorized Signatory               SHANKER MUNSHANI

Address:  45365 Northport Loop West             Address: 3367 Woodside Terrace
          Fremont, CA  94538                             Fremont, CA 94539
          Attn:  Chief Executive Officer




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